UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

Altair Engineering Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38263	38-2591828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 18, 2024, Altair Engineering Inc. (the “Company” or “Altair”) filed its definitive proxy statement on Schedule 14A (as such may be supplemented from time to time, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Altair’s stockholders (the “Special Meeting”) to be held in connection with transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2024, by and among the Company, Siemens Industry Software Inc. (“Siemens Industry”) and Astra Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Siemens Industry. The Special Meeting will be held virtually on January 22, 2025 at 10:00 a.m., Eastern Time to act on the proposal to adopt the Merger Agreement and certain other proposals as disclosed in the Proxy Statement. The information contained in this Current Report on Form 8-K (this “Form 8-K”) should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Litigation Relating to the Merger

As of the date of this Form 8-K, three lawsuits relating to the Merger (collectively, the “Lawsuits”) have been filed: (i) Elstein v. Altair Engineering Inc., et al., Case No. 2025-211856-CB (the “Elstein Lawsuit”), which was filed in the State of Michigan Circuit Court for the Sixth Judicial Circuit, Oakland County, on January 3, 2025 and (ii) Jones v. Altair Engineering Inc., et al., Index No. 650098/2025 (the “Jones Lawsuit”) and Kent v. Altair Engineering Inc., et al., Index No. 650113/2025 (the “Kent Lawsuit”), both of which were filed in the Supreme Court of the State of New York, County of New York, on January 7, 2025 and January 8, 2025, respectively. The Elstein Lawsuit was filed by a purported stockholder of the Company as an individual action and alleges that the Proxy Statement was materially incomplete due to certain misrepresentations and omissions in violation of Michigan’s Uniform Securities Act and Michigan common law. The Elstein Lawsuit names as defendants the Company, its directors and Siemens Industry, and seeks, among other relief, an order enjoining the closing of the vote on the Merger. The Jones Lawsuit and the Kent Lawsuit were each filed by a purported stockholder of the Company as an individual action and allege that the Proxy Statement was materially incomplete due to certain misrepresentations and omissions in violation of New York common law. The Jones Lawsuit and Kent Lawsuit name as defendants the Company and its directors and seek, among other relief, an order enjoining the consummation of the Merger. There can be no assurance regarding the ultimate outcome of the Lawsuits.

As of the date of this Form 8-K, multiple purported stockholders of the Company have also delivered demand letters to the Company (collectively, the “Demand Letters”) alleging that the disclosures contained in the Proxy Statement are deficient and requesting that the Company supplement such disclosures prior to the Special Meeting. The Demand Letters also threaten the Company with lawsuits in the event that the purported deficiencies in the Proxy Statement are not addressed.

It is possible that additional, similar complaints may be filed, that the Lawsuits described above may be amended, or that additional demand letters will be received by the Company. If this occurs, the Company does not intend to announce the filing or receipt of each additional, similar complaint or demand letter or any amended complaint unless required by law.

The Company believes that the claims asserted in the Lawsuits and the Demand Letters are without merit. However, in order to moot the unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations set forth in the Lawsuits and the Demand Letters that any additional disclosure in the Proxy Statement was or is required.

Supplemental Disclosures

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

(a) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Background of the Merger,” the disclosure in the eighth full paragraph on page 42 is amended by adding the following sentence to the end of such paragraph:

At no point did the parties discuss Mr. Scapa’s employment with Altair, Siemens AG or any affiliate of Siemens AG following the closing of any potential strategic transaction between Altair and Siemens Industry.

(b) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Background of the Merger,” the disclosure in the fifth paragraph on page 43 is amended by adding the following sentence to the end of such paragraph:

The mutual non-disclosure agreement did not include a standstill provision.

(c) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Selected Public Companies Analysis,” the disclosure in the final paragraph of page 60 and the accompanying table is amended by replacing the paragraph and the accompanying table with the following (new text is underlined and bold):

The selected companies and corresponding multiples considered by Citi for its analysis of Altair were:

Selected Companies	Enterprise Value / 2025E UFCF
Ansys Inc.	28.9x
Aspen Technology Inc.	48.9x
Autodesk, Inc.	32.1x
Bentley Systems, Inc.	36.8x
Dassault Systemes SE	28.1x
Nemetschek SE	40.0x
PTC Inc.	25.7x

(d) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Selected Precedent Transactions Analysis,” the disclosure in the third paragraph of page 61 and the accompanying table is amended by replacing the paragraph and the accompanying table with the following (new text is underlined and bold):

The selected transactions and corresponding multiples considered by Citi for its analysis of Altair were:

Date Announced	Target	Acquiror	Enterprise Value / NTM UFCF
February 2024	Altium Limited	Renesas Electronics Corporation	60.8x
January 2024	Ansys Inc.	Synopsys, Inc.	44.3x
December 2023	Alteryx, Inc.	Clearlake Capital Group / Insight Partners	50.5x
June 2023	ESI Group SA	Keysight Technologies, Inc.	50.7x
October 2021	Aspen Technology, Inc.	Emerson Electric Co.	38.4x
February 2020	RIB Software SE	Schneider Electric	43.4x

(e) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Discounted Cash Flow Analysis,” the disclosure in the last paragraph of page 61 is amended by replacing the paragraph with the following (new text is underlined and bold):

Citi performed a discounted cash flow analysis for Altair by calculating the estimated present value (as of September 30, 2024) of the standalone UFCFs (calculated for purposes of the discounted cash flow analysis after giving effect to estimates of stock-based compensation provided by Altair management, “Post-SBC UFCF”) that Altair was forecasted to generate during the fourth quarter of 2024 and the calendar years ending December 31, 2025 through December 31, 2034 based on Management Case 1 and the related extrapolations therefrom reviewed and approved by the Altair board of directors and Management Case 2 and the related extrapolations therefrom reviewed and approved by the Altair board of directors (in each case, as further described in the section titled “The Merger (Proposal 1)—Certain Unaudited Projected Financial Information”). Based on its judgment and experience,

Citi applied a perpetuity growth rate of 6.0% to 8.0% to Altair’s estimated terminal year Post-SBC UFCF. The present values (as of September 30, 2024) of the cash flows and implied terminal values were then calculated using a selected range of discount rates of 11.9% to 12.9%, which were selected based on Citi’s judgment and experience to reflect an estimate of Altair’s weighted average cost of capital, derived using the capital asset pricing model. This analysis indicated an approximate implied per share equity value reference range for Altair of $48.65 to $76.15 (Management Case 1 and the related extrapolations therefrom) and $53.80 to $84.05 (Management Case 2 and the related extrapolations therefrom), as compared to the per share merger consideration in the merger of $113.00.

(f) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Equity Research,” the disclosure in the third paragraph of page 62 is amended by replacing the paragraph with the following (new text is underlined and bold, and deleted text is crossed through):

Citi reviewed sell-side analyst price targets for shares of Class A common stock published by eight equity research analysts during the time period from September 10, 2024 through October 22, 2024. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Class A common stock and were not discounted to reflect present values. The range of undiscounted price targets for shares of Class A common stock was $71.00 per share to $105.00 per share, with a median target price of $97.50 per share. To facilitate a comparison with the merger consideration, Citi discounted the price target range to present value by applying, for a one-year discount period, an illustrative discount rate of 12.8%, which was selected by Citi based on an estimate of Altair’s ~~assumed~~ cost of equity. The resulting discount indicated a range of discounted price targets for shares of Class A common stock of $62.95 per share to $93.10 per share. The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Class A common stock and these estimates are subject to uncertainties, including the future financial performance of Altair and future financial market conditions.

(g) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Miscellaneous,” the disclosure in the fourth paragraph of page 62 is amended by replacing the paragraph with the following (new text is underlined and bold):

Citigroup Global Markets Inc. has acted as co-financial advisor to Altair in connection with the merger and will receive a fee currently estimated to be approximately $63.8 million for such services, of which $5.0 million became payable in connection with the delivery of the opinion (which $5.0 million was not contingent upon conclusions reached in the opinion and has been paid), and the remainder is contingent on and payable upon the consummation of the merger. Altair has agreed to reimburse Citi for its expenses, including fees and expenses of counsel, incurred in connection with its engagement. In addition, Altair has agreed to indemnify Citi and related parties against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Citi’s engagement.

(h) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Citi—Miscellaneous,” the disclosure in the fifth paragraph of page 62 is amended by replacing the paragraph with the following (new text is underlined and bold):

Citi and its affiliates in the past have provided, and currently provide, services to Siemens Industry and its affiliates, unrelated to the merger, for which services Citi and its affiliates have received compensation, including, without limitation, during the two-year period prior to delivery of its opinion, having acted, and continuing to act, as a lender to affiliates of Siemens Industry (for which Citi and its affiliates received during such period fees, in the aggregate, of less than $1 million). In the ordinary course of its business, Citi and its affiliates may actively trade or hold the securities of Altair and affiliates of Siemens Industry for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In its disclosure letter to the Altair board of directors, Citi noted that as of a date near the date of its opinion letter, Citi owned less than 1% of the common stock of each of Altair and Siemens AG. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Altair, Siemens Industry and their respective affiliates.

(i) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of J.P. Morgan—Discounted Cash Flow Analysis,” the disclosure in the first full paragraph of page 67 is amended by replacing the paragraph with the following (new text is underlined and bold):

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Altair common stock. J.P. Morgan calculated the unlevered free cash flows that Altair is expected to generate from September 30, 2024 through calendar year 2034 based upon both Management Case 1 and the related extrapolations therefrom and Management Case 2 and the related extrapolations therefrom, which were discussed with, and approved by, the Altair board of directors for the use by J.P. Morgan in connection with its financial analyses. The unlevered free cash flow for purposes of the discounted cash flow analysis was calculated as adjusted EBITDA (as defined in the section titled “The Merger Proposal 1)—Certain Unaudited Projected Financial Information”) less cash tax expenses, changes in net working capital, capital expenditures and stock-based compensation provided by Altair management. J.P. Morgan also calculated a range of terminal values of Altair at the end of this period by applying perpetual growth rates ranging from 3.0% to 4.0%, with such perpetual growth rates range determined based on J.P. Morgan’s professional judgment and experience, to estimates of unlevered free cash flows for Altair in calendar year 2034, based on both Management Case 1 and the related extrapolations therefrom and Management Case 2 and the related extrapolations therefrom. J.P. Morgan then discounted such unlevered free cash flow estimates and the range of terminal values to present value as of September 30, 2024 using discount rates ranging from 7.5% to 9.5%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Altair, derived using the capital asset pricing model and J.P. Morgan’s professional judgment and experience. The present values of such unlevered free cash flow estimates and the range of terminal values were then adjusted for Altair’s net cash of $495 million, including $513 million of cash and cash equivalents and $19 million of pension liabilities, obtained from Altair management as part of the financial projections, calculated as of September 30, 2024, to derive implied equity values per share of Altair common stock on a fully diluted basis. This analysis indicated a range of implied per share equity value, on a fully diluted basis, for Altair common stock (rounded to the nearest $0.50) of approximately $63.00 to $109.50 for Management Case 1 and the related extrapolations therefrom and $69.00 to $121.00 for Management Case 2 and the related extrapolations therefrom, which J.P. Morgan compared to the merger consideration of $113.00 per share of Altair common stock.

(j) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of J.P. Morgan—Other Information—Analyst Price Targets,” the disclosure in the last full paragraph of page 67 is amended by replacing the paragraph with the following (new text is underlined and bold, and deleted text is crossed through):

•

Analyst Price Targets. J.P. Morgan reviewed the price targets of ten publicly available equity research analysts for the Class A common stock available as of October 29, 2024, which provided a reference range of $71.00 to $105.00 per share of Altair common stock (with a median target price of $97.50 per share). J.P. Morgan then discounted the value of such price targets by an estimate of the ~~assumed~~ cost of equity of Altair of 8.75%, which figure was chosen by J.P. Morgan based upon an analysis of the cost of equity of Altair. This analysis provided a reference range of $65.50 to $96.50 per share of Altair common stock. J.P. Morgan compared such reference ranges to (a) the closing share price of the Class A common stock of $95.18 on October 21, 2024, the last unaffected trading day prior to news that Altair was exploring a sale, and (b) the merger consideration of $113.00 per share of Altair common stock. J.P. Morgan noted that the analyst price target analyses were presented merely for reference and informational purposes only and not as a component of its fairness analysis.

(k) In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of J.P. Morgan—Miscellaneous,” the disclosure in the carryover paragraph at the bottom of page 68 is amended by replacing the paragraph with the following (new text is underlined and bold, and deleted text is crossed through):

For services rendered in connection with the merger and the delivery of its opinion, Altair has agreed to pay J.P. Morgan a fee currently estimated to be approximately $63.8 million, of which $5.0 million became payable in connection with the delivery of the opinion (which $5.0 million was not contingent upon conclusions reached in the opinion and has been paid), and the remainder is contingent on and payable upon the consummation of the merger. In addition, Altair has agreed to reimburse J.P. Morgan for its documented reasonable out-of-pocket expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any of its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Siemens Industry ~~or Siemens AG~~. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Siemens AG for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period included acting as joint active bookrunner on an offering of debt securities in March 2024. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with Altair for which J.P. Morgan and such affiliates have received or will receive customary compensation. Such services during such period have included acting as sole bookrunner on a convertible note offering for Altair in June 2022. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Altair, for which it receives customary compensation or other financial benefits. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Altair and Siemens AG were approximately $2.0 million and approximately $9.0 million, respectively. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Altair and Siemens AG. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Altair or Siemens AG for their own accounts or for the accounts of customers and, accordingly, they likely hold long or short positions in such securities or other financial instruments.

Important Information and Where to Find It

This communication relates to a proposed transaction between the Company and Siemens Industry. In connection with this proposed transaction, the Company filed a definitive proxy statement on Schedule 14A on December 18, 2024, along with other relevant documents, with the SEC. The definitive proxy statement contains important information about the proposed transaction and related matters. On or about December 18, 2024, the Company commenced the mailing of the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting of stockholders relating to the proposed transaction. This communication is not a substitute for any proxy statement or other document the Company has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT HAVE BEEN AND MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain a free copy of the definitive proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at https://investor.altair.com or by contacting the Company’s primary investor relation’s contact by email at ir@altair.com or by phone at (248) 614-2400.

Participants in Solicitation

The Company, Siemens Industry, Siemens AG, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company, their ownership of Company Common Shares, and the Company’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm), in its proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders in the sections entitled “Corporate Governance Matters,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Related Persons”, which was filed with the SEC on April 5, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000119312524087903/d722499ddef14a.htm), certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and other relevant materials filed with the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; the Company’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for the Company prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2025	ALTAIR ENGINEERING INC.

	By:	/s/ James R. Scapa
James R. Scapa
Chairman & Chief Executive Officer